Consent of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders
AllianceBernstein Pooling Portfolios:

We consent to the use of our report, incorporated herein by reference, dated October 22, 2007, for the AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, AllianceBernstein Global Research Growth Portfolio and AllianceBernstein Global Value Portfolio as of August 31, 2007 and to the references to our firm under the headings "Financial Highlights" in the Prospectus, "GENERAL INFORMATION - Independent Registered Public Accounting Firm", and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


/s/ KPMG LLP

New York, New York
December 26, 2007